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                                                                    Exhibit 10.2

Clinical Data
2 Thurber Boulevard
Smithfield, RL 02917
T (401) 233-6400 F (401) 233-6480

   July 20, 2006

   Mr. C. Evan Ballantyne
   27 Hearthstone Road
   Hopkinton, MA 01748

   Dear Evan:

   We are pleased to offer you the opportunity to join Clinical Data as Senior Vice President and Chief Financial Officer. As Chief Financial Officer, you will serve as a corporate officer and carry the related duties and responsibilities of such a position. We believe that your knowledge and experience will provide a good fit with our needs and objectives. In your new position, you will report directly to Drew Fromkin, President and CEO. The following outlines the key components of your compensation:

         -     Your starting annual salary will be $220,000 paid bi-weekly.

         - You are eligible to receive up to 30% of your base annual salary in a bonus at the discretion of the Board of Directors. You will be eligible for your first annual bonus on the anniversary of your employment or at another time to be determined also at the sole discretion of the Board of Directors.

         - You will also be granted 50,000 stock options, priced as on the date of your employment. The grant will vest one-third each over a three year period as of your start date.

         - In addition, you will be entitled to four weeks of vacation per year.


         - You will be entitled to all company benefits outlined in the accompanying benefits information packet. Any additional questions regarding the benefits can be directed to Julie Pastor at 401-233-6406.

         - Your office will be located at Gateway Center, Clinical Data's Corporate Offices in Newton, MA. You will be required to work in other locations as needed.

         - You have a Severance Provision of six months salary if terminated by the company, not for cause.

         - Your starting date will be August 7, 2006 and your first performance review will be on or about the anniversary of your first day of employment.

   I have enclosed a summary of our employee benefit plans as currently in effect. Clinical Data reserves the right to modify, amend, or terminate any employee benefit plan at any time. You will be eligible to participate in our health, life and disability benefit plans, subject to our insurers' plan terms, and you will also be eligible to participate in our company's 401(k) plan and Flexible Spending Plan. Other employee benefits, such as our vacation policy, and other important company policies and procedures are detailed in the Clinical Data Employee Handbook and Policy Manual, a complete copy of which has been or will be furnished to you on your first day of employment (the "Employee Handbook").

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Mr. C. Evan Ballantyne
Page 2
July 20, 2006

Because you will be an employee entrusted with valuable, confidential and sensitive information about Clinical Data's business and the businesses of our customers, vendors, and partners, you are required as a condition of your employment with Clinical Data to accept the terms and conditions of Clinical Data's Employee Confidentiality Agreement. A copy of this Agreement is included in your offer packet. Upon the commencement of your employment with Clinical Data, you will be bound by the Employee Confidentiality Agreement. You are also required to sign and return to our Human Resource department the acknowledgements from both the Employee Handbook and Clinical Data's Expense Policy Manual, which are also included in your offer packet. Your employment relationship with Clinical Data is "at will" and either you or Clinical Data has the right to terminate that employment relationship at any time, with or without notice or a reason. Nothing in this letter should be taken as a guarantee of continued employment or employment by Clinical Data for a specific term. This offer of employment is contingent upon verification of the information you provided us in the process of applying for employment.

Please indicate your acceptance of our offer of employment by signing one of the enclosed originals of this letter and returning it to me. Signing this letter also signifies (a) your representation to Clinical Data that you are not bound by any agreement which prohibits or otherwise restricts your right to accept this offer of employment and to perform the duties of your employment with Clinical Data, and (b) your understanding that this letter contains the entire agreement and understanding between you and Clinical Data concerning your employment by the company, and that it merges and supersedes all prior discussions, agreements, and understandings of every nature between you and the company concerning your employment. This letter may not be amended or modified except in writing signed by you and an officer of Clinical Data.

You are being offered a position at Clinical Data during an exciting time, and we are pleased to formally welcome you on board. I look forward to seeing your contributions to our mutual success.

Sincerely,                                  Accepted:

/s/ Lynn M. Ferrucci                        /s/ C. Evan Ballantyne
----------------------------------          ------------------------------------
Lynn M. Ferrucci                            Mr. C. Evan Ballantyne
Director, Human Resources
Clinical Data                               Date 7.23.2006

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            EMPLOYEE CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

In consideration of my employment and/or continued employment by Clinical Data, Inc., a Delaware corporation having a principal place of business at One Gateway Center, Suite 702, Newton, Massachusetts 02458(hereinafter referred to as the "Employer"), or by any of its subsidiaries, divisions or affiliates, and its successors and assigns, and in further consideration of the salary paid or to be paid me by the Employer, and other consideration, the receipt and sufficiency of which are hereby acknowledged, I agree as follows:

      1. All non-public, confidential information communicated to me by the Employer relating to or concerning its business will be treated as confidential and proprietary trade secret information of Employer. Unless authorized in writing or instructed by the Employer or required by the lawful order or legally constituted authority, I will not, except as required in the conduct of the Employer's business, during or after my employment, disclose to others, or use, any of the Employer's inventions or discoveries or its secret or confidential information, knowledge or data which I may obtain as a result of my employment relating to the business or activities of the Employer, whether or not developed by me, unless and until, and then to the extent and only to the extent that such information, knowledge or date becomes available to the public otherwise than by my fault or omission.

      2. I understand that information relating to the business plans, present and prospective customers and representatives of the Employer, business dealings with, proposals to and working agreements and relationships with such customers and prospective representatives of the Employer shall be subject to the same restrictions as in paragraph (1).

      3. I also agree that for a one (1) year period after the termination of my employment for any reason, I will not, directly or indirectly,
            (a) solicit, call on, or otherwise deal in any way with any prospect customer, vendor or contractor with whom the Employer shall have dealt during the last two (2) years of my employment with the Employer (or, if I have been employed for less than two (2) years, during the entire duration of my employment) for a purpose which is competitive with the business of the Employer, or influence any such customer, vendor or contractor to terminate or modify any agreement or course of dealing with the Employer; and (b) solicit the employment of any employee of the Employer still in the Employer's employment at the time of the termination of my employment.

      4. Upon termination of my employment for any reason, or at any time at the Employer's request, I shall deliver to the Employer, all keys, materials, documents, plans, records, notebooks, notes, written information, drawings or papers, and any copies thereof, in any way relating to the business or activities of the Employers which may be in my possession or under my control.

      5. All the covenants herein shall inure to the benefit of the Employer, its successors, assigns, or designees, and shall be binding upon me, my heirs, executors, administrators and assigns.

      6. This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with, and governed by the laws of the State of Rhode Island.

      7. I attach hereto Exhibit A, a list of all inventions, if any, which I developed solely or jointly with another prior to commencing employment with the Employer, and which are excluded from the operation of this Agreement, and I agree that said list is complete.

      8. This Agreement represents the entire agreement between the Employer and me with respect to the subject matter hereof, superseding all previous oral and written communications, representations or agreements. This Agreement may be modified only by the express written agreement of both the Employer and me.

Signed and sealed this  23 day of July, 2006

/s/ [ILLEGIBLE]
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[Employee Signature]